                                                                          EX 1.1

                                 LEHMAN XS TRUST
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-7N


                                 TERMS AGREEMENT


                                                        Dated: November 28, 2005


To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of November 1, 2005 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of August 23, 2005 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation: Series 2005-7N.

Terms of the Series 2005-7N Certificates: Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-7N, Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A3, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class X-I, Class X-II and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund on the Closing Date (as defined below) will consist primarily of three pools of conventional, first lien, adjustable rate, fully amortizing, negative amortization residential mortgage loans having a total Scheduled Principal Balance (as defined in the Trust Agreement) as of the Cut-off Date of $2,408,651,967.62 (the "Mortgage Loans"). Only the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A3, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II and Class M6-II Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:  File Number 333-127589.

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A3, Class 2-A1, Class 2-A2, Class 3-A1 and Class 3-A2 Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies"); the Class M1-I Certificates be rated "AA+" by S&P and "Aa1" by Moody's; the Class M2-I Certificates be rated "AA" by S&P and "Aa2" by Moody's; the Class M3-I Certificates be rated "AA" by S&P and "Aa3" by Moody's; the Class M4-I Certificates be rated "A+" by S&P and "A2" by Moody's; the Class M5-I Certificates be rated "A" by S&P and "A3" by Moody's; the Class M6-I Certificates be rated "A-" by S&P and "Baa1" by Moody's; the Class M7-I Certificates be rated "BBB" by S&P and "Baa3" by Moody's; the Class M8-I Certificates be rated "BBB-" by S&P; the Class M1-II Certificates be rated "AA" by S&P and "Aa1" by Moody's; the Class M2-II Certificates be rated "AA-" by S&P and "Aa2" by Moody's; the Class M3-II Certificates be rated "A" by S&P and "A1" by Moody's; the Class M4-II Certificates be rated "BBB+" by S&P and "A3" by Moody's; the Class M5-II Certificates be rated "BBB" by S&P and "Baa1" by Moody's; the Class M6-II Certificates be rated "BBB-" by S&P and "Baa2" by Moody's.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for each class of the Offered Certificates shall be the applicable Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The Underwriter will sell the Offered Certificates to investors in offerings occurring within Member States of the European Economic Area in minimum initial total investment amounts of $100,000.

Cut-off Date:  November 1, 2005.

Closing Date: 10:00 A.M., New York time, on or about November 30, 2005. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor.

Counsel: Dechert LLP will act as counsel for the Underwriter.

Closing Notice Address: Notwithstanding anything to the contrary in the Standard Terms, the Closing shall take place at the offices of the counsel for the Underwriter, Dechert LLP, 30 Rockefeller Plaza, New York, NY 10112.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.


                                                LEHMAN BROTHERS INC.


                                                By:___________________________
                                                   Name:  Mary Stone
                                                   Title: Vice President
Accepted:

STRUCTURED ASSET SECURITIES
CORPORATION


By: _____________________________
    Name:  Michael C. Hitzmann
    Title: Vice President

                                   Schedule 1

                        Initial
                      Certificate                                                  Approximate Amount
                       Principal    Certificate Interest     Purchase Price       Purchased by Lehman
  Class                Amount(1)            Rate               Percentage             Brothers Inc.
-----------------------------------------------------------------------------------------------------
  1-A1A               $627,987,000       Variable(2)               100%               $627,987,000
  1-A1B               $418,656,000       Variable(2)               100%               $418,656,000
  1-A2A               $209,328,000       Variable(2)               100%               $209,328,000
   1-A3               $196,245,000       Variable(2)               100%               $196,245,000
   2-A1               $334,524,000       Variable(2)               100%               $334,524,000
   2-A2                $52,269,000       Variable(2)               100%                $52,269,000
   3-A1               $336,426,000       Variable(2)               100%               $336,426,000
   3-A2                $40,792,000       Variable(2)               100%                $40,792,000
   M1-I                $47,714,000       Variable(2)               100%                $47,714,000
   M2-I                $23,857,000       Variable(2)               100%                $23,857,000
   M3-I                 $9,940,000       Variable(2)               100%                 $9,940,000
   M4-I                $13,916,000       Variable(2)               100%                $13,916,000
   M5-I                 $9,940,000       Variable(2)               100%                 $9,940,000
   M6-I                 $9,940,000       Variable(2)               100%                 $9,940,000
   M7-I                 $9,940,000       Variable(2)               100%                 $9,940,000
   M8-I                 $9,940,000       Variable(2)               100%                 $9,940,000
  M1-II                $22,288,000       Variable(2)               100%                $22,288,000
  M2-II                 $2,102,000       Variable(2)               100%                 $2,102,000
  M3-II                 $7,990,000       Variable(2)               100%                 $7,990,000
  M4-II                 $3,153,000       Variable(2)               100%                 $3,153,000
  M5-II                 $2,102,000       Variable(2)               100%                 $2,102,000
  M6-II                 $2,102,000       Variable(2)               100%                 $2,102,000

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(1)  These balances are approximate, as described in the prospectus supplement.

(2) These certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.